Exhibit 99.1

28th Annual J.P. Morgan Healthcare Conference Rick E Winningham January 14, 2010 ® ®

Safe Harbor This presentation contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. The words “may”, “will”, “should”, “could”, “would”, “plan”, “anticipate”, “believe”, “estimate”, “intend”, “goal,” “project”, “potential”, “expect”, “consistent”, “supportive”, “target” and “promising” and similar expressions are intended to identify such forward-looking statements. Examples of such statements include statements relating to the goals and timing of clinical studies and product commercialization, statements regarding the potential benefits and mechanisms of action of drug candidates, statements concerning the timing of seeking regulatory approval of our product candidates, statements concerning enabling capabilities of Theravance's approach to drug discovery and its proprietary insights, statements concerning expectations for product candidates through development and commercialization and projections of revenue, expenses and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this presentation and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to delays or difficulties in commencing or completing clinical studies, risks related to the potential that results of clinical or preclinical studies indicate product candidates are unsafe or ineffective, our dependence on third parties in the conduct of our clinical studies, delays or failure to achieve regulatory approvals for, or to successfully launch, product candidates, risks of relying on third-party manufacturers for the supply of our product candidates and risks of collaborating with third parties to develop and commercialize products. These and other risks are described in greater detail under the heading "Risk Factors" contained in Theravance's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 4, 2009 and the risks discussed in our other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

Theravance — Advancing Key Programs For full Prescribing Information and Medication Guide for VIBATIVTM please visit www.VIBATIV.com. VIBATIV is a trademark of Astellas Pharma Inc. VIBATIV™ (telavancin) Approved in the U.S. and Canada/Launched in the U.S. Discovered and developed by Theravance Initiated Horizon Phase 3 program in COPD with GSK in October ‘09 Diverse product pipeline

 Only lipoglycopeptide approved for the treatment of cSSSI caused by susceptible Gram+ pathogens, including Staphylococcus aureus, both methicillin-resistant (MRSA) and methicillin-susceptible (MSSA) strains Dual mechanism of action Bactericidal, once-daily injectable antibiotic approved for adults Strong need for new treatment options 34.4M treatment days in U.S. for MRSA (July ’08-June ‘09)1 32.5% of hospital treatment days in U.S. for anti-MRSA antibiotics are for all skin and skin structure infections (July ‘08– June ’09)2 Emerging drug resistance is a growing concern VIBATIVTM (telavancin) Launched for cSSSI in the U.S. VIBATIV is a trademark of Astellas Pharma Inc. Source: 1Theravance Estimate and 2Arlington Medical Resource’s Hospital Antibiotic Guide

VIBATIVTM (telavancin) on Staph aureus Vancomycin VIBATIVTM VIBATIVTM targets the division septum more efficiently than vancomycin VIBATIVTM: Dual mechanism of action both inhibits cell wall synthesis and disrupts bacterial membrane function For full Prescribing Information and Medication Guide for VIBATIVTM please visit www.VIBATIV.com. VIBATIV is a trademark of Astellas Pharma Inc.

VIBATIV™ (telavancin) Partnership with Astellas Develop, manufacture, and globally commercialize VIBATIVTM Combines Astellas’ global infrastructure and experience with Theravance insight Theravance will collaborate with Astellas in marketing in the United States for the first three years following approval; Astellas is responsible for all other development, regulatory, manufacturing, sales and marketing activities Strong deal milestone economics – $191M received to date Astellas is responsible for all future commercialization costs Potential milestone payments from Astellas: up to $30M remaining High-teens to high-twenties royalties...highest tier for sales over $500M For full Prescribing Information and Medication Guide for VIBATIVTM please visit www.VIBATIV.com. VIBATIV is a trademark of Astellas Pharma Inc.

HORIZON (combination once-daily LABA + once-daily ICS) is now RELOVAIR™

RELOVAIR™ with GSK Goal: Once-Daily LABA + ICS for COPD & Asthma Targeted to be next-generation combination COPD/asthma products Currently Seretide/Advair® is GSK’s largest product – ~£4.1B/~$7.7B in ’08 ~50% COPD ~50% Asthma Initiated Phase 3 program in COPD with GSK in October ‘09 Positive Phase 2b program results in 3,000 COPD and asthma patients GSK and Theravance committed to the progression of RELOVAIR™ in asthma Theravance receives royalties of 15% on first $3B of annual net sales and 5% thereafter for approved LABA and LABA+ICS Theravance has no cost obligation through NDA/MAA

RELOVAIR™ Development Status Europe US Regulatory Status Asthma COPD Phase 3 regulatory agreement reached Phase 3 program initiated Phase 2b completed Ongoing discussions with FDA Phase 3 program initiated Targeting NDA/MAA filings late 2011

RELOVAIR™ with GSK Initiated Phase 3 in COPD in October ‘09 Goal: To evaluate the investigational once-a-day LABA, 642444 (‘444), in combination with the once-a-day ICS, fluticasone furoate (FF), for the treatment of COPD. Overall COPD program will study more than 6,000 patients dosed in a unique dual strip delivery device developed by GSK Five pivotal Phase 3 studies Two 12-month exacerbation studies, ~3,120 patients Two 6-month efficacy and safety studies, ~2,200 patients A detailed lung function profile study Doses ‘444 (25 mcg) FF (50 mcg, 100 mcg, 200 mcg) Additional studies to assess the potential for superiority of the fixed combination of ‘444 and FF vs. other treatments for COPD

 Telavancin Proposed Indication: Nosocomial Pneumonia (NP) NDA for the treatment of NP under review by the FDA Received Complete Response Letter in November 2009 MAA for the treatment of NP and cSSTI under review by EMEA Complete Response Letter – Key Issues Submission of additional data and analyses for the NP patient population to support an evaluation of all-cause mortality as the primary efficacy endpoint Further rationale for pooling of data from the two ATTAIN studies If the NP NDA, including the additional data and analyses, statistical plans and rationales for pooling the all-cause mortality data across the two studies are deemed insufficient, FDA may require that additional studies be conducted or may not approve the NDA Additional mortality data and analyses support prior study conclusions

Rationale for Pooling of ATTAIN Studies Protocols of ATTAIN studies (0015 and 0019) were identical and conducted contemporaneously Statistical analysis plan called for combining studies for analysis of an efficacy endpoint (albeit not mortality) No significant difference between treatment groups of the pooled database on 30 of 31 baseline characteristics Confidence intervals for crude mortality rates overlap No evidence of differential informative censoring of data Multivariate regression analysis identified multiple baseline variables are related to vital status Adjusting for prognostic factors, there was no statistically significant interaction between study and treatment for mortality (p=0.72)

 Estimated Survival at 28 Days As-Treated Patient Population *5.1% censored for telavancin (TLV) and 7.5% censored for vancomycin (VAN) +4.5% censored for TLV and 5.3% censored for VAN ^4.8% censored for TLV and 6.4% censored for VAN [1] Based on proportional hazards regression. Deaths occurring after Study Day 28 have been censored. 1.125 -0.0242 0.7826 (N=752) VAN Combined^ [1] (0.707, 1.283) (-0.045, 0.077) 0.7759 (N=379) TLV (0.985, 1.809) (-0.119, 0.003) 0.7410 (N=372) TLV (0.910, 1.390) (-0.067, 0.018) 0.7584 (N=751) TLV 0.952 0.0161 0.7598 (N=378) VAN 0019+ 1.335 -0.0579 0.7989 (N=374) VAN 0015* Hazard Ratio (TLV/VAN) (95% CI) Difference TLV-VAN (95% CI) Estimated Kaplan-Meier (K-M) Survival at 28 Days No. of Patients Treatment Study No significant difference in 28-day survival between treatment groups in either study or in combined population based on K-M survival analysis

 Estimated Survival at 28 Days ATS/IDSA Patient Population *5.8% censored for TLV and 7.6% censored for VAN +4.0% censored for TLV and 5.9% censored for VAN ^4.9% censored for TLV and 6.7% censored for VAN [1] Based on proportional hazards regression. Deaths occurring after Study Day 28 have been censored. 1.070 -0.0144 0.7750 (N=653) VAN Combined^ [1] (0.717, 1.350) (-0.057, 0.073) 0.7687 (N=327) TLV (0.843, 1.629) (-0.097, 0.036) 0.7536 (N=309) TLV (0.852, 1.344) (-0.061, 0.032) 0.7606 (N=636) TLV 0.984 0.0082 0.7605 (N=337) VAN 0019+ 1.172 -0.0303 0.7839 (N=316) VAN 0015* Hazard Ratio (TLV/VAN) (95% CI) Difference TLV-VAN (95% CI) Estimated Kaplan-Meier (K-M) Survival at 28 Days No. of Patients Treatment Study American Thoracic Society (ATS)/Infectious Diseases Society of America (IDSA) NP Definition: Patients should have evidence of a new or progressive infiltrate on chest radiograph with at least two of the following clinical features: fever > 38°C, leukocytosis or leukopenia and purulent lower respiratory tract secretions No significant difference in 28-day survival between treatment groups in either study or in combined population based on K-M survival analysis

Ph 3 Stage of Development Ph 1 Ph 2 NDA BACTERIAL INFECTIONS Telavancin: Nosocomial Pneumonia Demonstrated Proof-of-Concept TD-1792 RESPIRATORY GASTROINTESTINAL TD-5108: GI Motility Dysfunction COGNITIVE DISORDERS TD-8954: Alzheimer’s Disease TD-1211 (PUMA): Opioid-Induced Constipation Muscarinic Antagonist-Beta2 Agonist: COPD RELOVAIR™: Asthma THRX: Targeting “Best-in-Class” Medicines RELOVAIR™: COPD TD-5108: Alzheimer’s Disease Pre-Proof-of-Concept

Financial Position Cash as of September 30, 2009: ~$154M Received $20M milestone for FDA approval of VIBATIV™ for cSSSI and delivery of inventory Projected 2010 expenses Approximately $90M to $95M for R&D + SG&A Excludes SFAS 123(R) stock option expenses Access to development funding GSK pays all RELOVAIR™ and MABA program development costs Potential milestone payments from Astellas: up to $30M remaining Royalties from sales of VIBATIV™ For full Prescribing Information and Medication Guide for VIBATIVTM please visit www.VIBATIV.com. VIBATIV is a trademark of Astellas Pharma Inc.

2010 Operating Milestones Initiation of Phase 3 in asthma in the RELOVAIR™ program Initiation of Phase 2b in COPD in the MABA program FDA approval for telavancin in NP/Launch in U.S. PUMA proof-of-concept results For full Prescribing Information and Medication Guide for VIBATIVTM please visit www.VIBATIV.com. VIBATIV is a trademark of Astellas Pharma Inc.

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VIBATIVTM (telavancin) Important Safety Information VIBATIV is a trademark of Astellas Pharma Inc. Fetal Risk Women of childbearing potential should have a serum pregnancy test prior to administration of VIBATIV. Avoid use of VIBATIV during pregnancy unless the potential benefit to the patient outweighs the potential risk to the fetus. Adverse developmental outcomes observed in three animal species at clinically relevant doses raise concerns about potential adverse developmental outcomes in humans. If not already pregnant, women of childbearing potential should use effective contraception during VIBATIV treatment. Nephrotoxicity New onset or worsening renal impairment occurred in patients who received VIBATIV. Renal adverse events were more likely to occur in patients with baseline comorbidities known to predispose patients to kidney dysfunction and in patients who received concomitant medications known to affect kidney function. Monitor renal function in all patients receiving VIBATIV prior to initiation of treatment, during treatment, and at the end of therapy. If renal function decreases, the benefit of continuing VIBATIV versus discontinuing and initiating therapy with an alternative agent should be assessed. Clinical cure rates in telavancin-treated patients were lower in patients with baseline CrCl <50 mL/min compared to those with CrCl >50 mL/min. Consider these data when selecting antibacterial therapy for use in patients with baseline moderate/severe renal impairment. Geriatric Use Telavancin is substantially excreted by the kidney, and the risk of adverse reactions may be greater in patients with impaired renal function. Because elderly patients are more likely to have decreased renal function, care should be taken in dose selection in this age group. Infusion Related Reactions VIBATIV is a lipoglycopeptide antibacterial agent and should be administered over a period of 60 minutes to reduce the risk of infusion-related reactions. Rapid intravenous infusions of the glycopeptide class of antimicrobial agents can cause “Red-man Syndrome”-like reactions including: flushing of the upper body, urticaria, pruritus, or rash. Clostridium difficile-Associated Diarrhea Clostridium difficile-associated diarrhea (CDAD) has been reported with nearly all antibacterial agents and may range in severity from mild diarrhea to fatal colitis. CDAD must be considered in all patients who present with diarrhea following antibiotic use. Development of Drug Resistant Bacteria Prescribing VIBATIV in the absence of a proven or strongly suspected bacterial infection is unlikely to provide benefit to the patient and increases the risk of the development of drug-resistant bacteria. As with other antibacterial drugs, use of VIBATIV may result in overgrowth of nonsusceptible organisms, including fungi. QTc Prolongation Caution is warranted when prescribing VIBATIV to patients taking drugs known to prolong the QT interval. In a study involving healthy volunteers, VIBATIV prolonged the QTc interval. Use of VIBATIV should be avoided in patients with congenital long QT syndrome, known prolongation of the QTc interval, uncompensated heart failure, or severe left ventricular hypertrophy. Coagulation Test Interference VIBATIV does not interfere with coagulation, but does interfere with certain tests used to monitor coagulation such as prothrombin time, international normalized ratio, activated partial thromboplastin time, activated clotting time, and coagulation based factor Xa tests. Blood samples for these coagulation tests should be collected as close as possible prior to a patient’s next dose of VIBATIV. Adverse Reactions The most common adverse reactions (>10% of patients treated with VIBATIV) observed in the Phase III cSSSI clinical trials were taste disturbance, nausea, vomiting, and foamy urine. In the Phase III cSSSI clinical trials, serious adverse events were reported in 7% of patients treated with VIBATIV and most commonly included renal, respiratory, or cardiac events. Serious adverse events were reported in 5% of vancomycin-treated patients, and most commonly included cardiac, respiratory, or infectious events. For additional safety information including boxed warning, please visit www.VIBATIV.com.